Exhibit 10.9
CARLISLE COMPANIES INCORPORATED
RESTRICTED STOCK UNIT AGREEMENT

This Agreement (the "Agreement") is made as of [[GRANT DATE]] (the "Date of Grant") by and between Carlisle Companies Incorporated (the "Company") and [[FIRST NAME]] [[LAST NAME]] (the "Grantee").
1.Grant of Restricted Stock Units. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Company's Incentive Compensation Plan (the “Plan”), the Company hereby grants to the Grantee as of the Date of Grant [[UNITS GRANTED]] Restricted Stock Units (the “Units”), each of which shall represent the right to receive, when and as provided herein, one Common Share.
2.Vesting of Units. The Units shall be fully and immediately vested on the Date of Grant.
3.Account; Dividend Equivalent Payments. The Units shall be credited to a bookkeeping account in the name of the Grantee on the books and records of the Company (the “Account”). Within thirty (30) days after the payment date of any cash dividend with respect to the Common Shares, additional units (“Dividend Units”), representing phantom dividends on the Units and Dividend Units held in the Account as of the record date for such dividend, shall be credited to the Account in accordance with provisions of the Plan. Dividend Units shall be fully and immediately vested when credited to the Grantee’s Account.
4.Receipt of Shares. The Company shall issue Common Shares, plus any additional Common Shares represented by Dividend Units credited to the Grantee’s Account, to the Grantee, or to the Grantee’s estate in the event of the Grantee’s death, as soon as administratively practicable after the termination of the Grantee’s service on the Board.
5.Limitation of Rights. The Units and Dividend Units do not confer to Grantee any rights of a shareholder of the Company unless and until Common Shares are in fact issued to the Grantee in accordance with this Agreement.
6.Restrictions on Transfer of Units and Dividend Units. The Units and Dividend Units may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company; provided, however, that the Grantee's rights with respect to such Units and Dividend Units may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 6 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Units or Dividend Units.
7.Amendments. Subject to the terms of the Plan, the Board may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Any waiver of any term or condition or breach of this Agreement shall not be a waiver of any other term or condition or of the same term or condition.
8.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

9.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of Units or Dividend Units.
10.Successors and Assigns. Without limiting Section 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate, as of the day and year first above written.
CARLISLE COMPANIES INCORPORATED

By:
Name: Scott C. Selbach
Title: Vice President, Secretary and General Counsel
The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of Units granted thereunder on the terms and conditions set forth herein and in the Plan.

[[FIRST NAME]] [[LAST NAME]]

Date:

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